SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2012

CLEAN COAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-50053	26-1079442
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

295 Madison Avenue (12th Floor), New York, NY 10017

(Address of principal executive office)

Registrant's telephone number, including area code: (646) 710-3549

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On December 18, 2012, Clean Coal Technologies, Inc. (the “Company”) sent a notice of termination, effective immediately, to AGPL Investments Pte. Ltd. (“AGPL”) pursuant to the default and termination provisions of the Joint Venture Agreement in Respect of Good Coal, Pte. Ltd (the “Good Coal”), effective June 5, 2012, between the Company and AGPL (the “JV Agreement”) and the Technology License Agreement, effective May 31, 2012, between the Company and Good Coal (the “TLA”), each previously disclosed by the Company, as well as certain related agreements, based on AGPL’s continuing monetary default and failure to cure, among other defaults.  The JV Agreement and the TLA were designed to develop, deploy and market the Company’s Pristine M technology throughout the ASEAN region through Good Coal. Under the default terms of the foregoing, the Company is also seeking the dissolution of Good Coal.

As of the filing date, the Company is working to ensure that there is no disruption in the Oklahoma pilot plant construction schedule. The Company intends to assume the obligations for the project under a new construction contract and expects to own the completed pilot plant outright.

AGPL presently owns over 5% of the outstanding common stock of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  December 24, 2012

CLEAN COAL TECHNOLOGIES, INC.

By: /S/ Robin Eves

Robin Eves

Chief Executive Officer